 EXHIBIT 21.2

Puget Sound Energy, Inc.

SUBSIDIARIES

1.     ConneXt
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WASHINGTON 98004-5515

2.     GP Acquisition Corp.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WASHINGTON 98004-5515

3.     Hydro Energy Development Corporation (HEDC)
       19515 North Creek Parkway
       Suite 310
       Bothell, WASHINGTON 98011

4.     LP Acquisition Corp.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WASHINGTON 98004-5515

5.     PSE Utility Solutions, Inc.
       19515 North Creek Parkway
       Suite 310
       Bothell, WASHINGTON 98011

6.     Puget Western, Inc.
       19515 North Creek Parkway
       Suite 310
       Bothell, WASHINGTON 98011

7.     Puget Sound Energy Services, Inc.
       19515 North Creek Parkway
       Suite 310
       Bothell, WASHINGTON 98011

8.     Washington Energy Gas Marketing Company
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WASHINGTON 98004-5515

9.     WNG CAP I, Inc.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WASHINGTON 98004-5515